EXHIBIT 99.5

ELECTION FORM/LETTER OF TRANSMITTAL

To Accompany Shares of Common Stock

of

Aames Investment Corporation

ELECTION DEADLINE: [            ]

Pursuant to the Agreement and Plan of Merger, dated as of May 24, 2006

This election form/letter of transmittal is to be used to surrender your certificates representing shares of common stock, par value $0.01 per share, of Aames Investment Corporation (“Aames Stock”) and to make an election in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 24, 2006 (the “Merger Agreement”), by and among Accredited Home Lenders Holding Co. (“Accredited”), AHL Acquisition, LLC, and Aames Investment Corporation (“Aames”).

As a result of the merger, each share of Aames Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive one of the following:

(1)	cash in an amount equal to $51.94 multiplied by the exchange ratio (described below), which we refer to as the “Cash Consideration”, or

(2)	a fraction of a share of Accredited common stock equal to the exchange ratio, which we refer to as the “Stock Consideration” (and together with the Cash Consideration, the “Merger Consideration”).

The exchange ratio was initially set at 0.1030. That means that on the day that we executed the merger agreement (and subject to the limitations described below) each share of Aames Stock would have been converted into $5.35 in cash or a fraction of a share of Accredited common stock that had a value of $5.35 (based on the closing price of Accredited common stock on the day that we executed the Merger Agreement). However, the value of the Stock Consideration will fluctuate with changes in the value of Accredited common stock.

In addition, the exchange ratio will be reduced by any dividends declared or paid by Aames prior to the closing. We will reduce the exchange ratio by multiplying it by 1 minus a fraction, the numerator of which is the amount of any dividends Aames declares or pays prior to closing and the denominator of which is the “aggregate consideration” to be paid by Accredited for Aames. The aggregate consideration is the product of (1) $5.35 and (2) the aggregate number of shares of Aames common stock outstanding or issuable in respect of Aames restricted stock awards or restricted stock units immediately prior to the consummation of the Merger.

Aames stockholders will be entitled to elect the form of consideration that they are to receive with respect to each of their shares of Aames Stock. An election to receive all cash is called a “Cash Election” and an election to receive all stock is called a “Stock Election.” Shares held by Aames stockholders who do not make an election will be deemed to have made a “Non-election” and Accredited will determine, in its sole discretion, which of those shares have made Cash Elections or Stock Elections in a manner intended to honor to the fullest extent possible the elections of stockholders who choose to make such elections.

If Aames stockholders make Cash Elections in excess of the cash available for distribution, the aggregate excess number of Aames shares in respect of which a Cash Election was made will be converted into shares in respect to which a Stock Election was made on a pro-rata basis for each Aames stockholder who made such an election.

If Aames stockholders make Stock Elections in excess of the stock available for distribution, the aggregate excess number of Aames shares in respect of which a Stock Election was made will be converted into shares in respect of which a Cash Election was made on a pro-rata basis for each Aames stockholder who made such an election.

These pro-ration provisions are described in more detail in the joint proxy statement and prospectus of Accredited and Aames dated [            ], 2006, a copy of which accompanies this election form/letter of transmittal (the “Joint Proxy Statement and Prospectus”).

In order to make a proper Stock Election or Cash Election, you must deliver a duly executed election form/letter of transmittal to U.S. Stock Transfer, Inc. (the “Exchange Agent”) no later than 5:00 p.m., Eastern Daylight Time, on [            ], 2006 (or other such date as Accredited and Aames may publicly announce for receipt of stock elections) (the “Election Deadline”). All elections will be irrevocable after 5:00 p.m., Eastern Daylight Time, on the Election Deadline. We encourage you to return this form together with your Aames Stock certificate(s) (unless your shares of Aames Stock are held in book-entry form), to the Exchange Agent, but failure to include your Aames Stock certificate(s) will not affect the validity of an election. Return of your Aames Stock certificates with this form may speed up the time within which you may reasonably expect to receive the Merger Consideration with respect to your shares of Aames Stock.

If the Merger is not completed for any reason, you understand that any election you make will be void and have no effect and that any Aames Stock certificates you submit herewith shall be promptly returned to you.

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS BEFORE COMPLETING THIS ELECTION FORM.

PLEASE REVIEW AND COMPLETE THE FOLLOWING ITEMS, AS APPLICABLE:

1.	Complete Box A, Box B and the Substitute Form W-9 below:

BOX A

DESCRIPTION OF AAMES STOCK CERTIFICATE(S) SURRENDERED

Name(s) and Address(es) of Registered Holder(s) (as It Appears on Your Aames Stock Certificate(s))*	Certificate Number(s)	Number of Shares of Aames Stock

Total Number of Shares of Aames Stock

*	Attach schedule if needed.

BOX B

ELECTION

Stock Election. The undersigned elects to receive Accredited common stock for each share of Aames Stock indicated to the right.**
Insert the number of shares of Aames Stock for which you make a stock election (enter “0” if you wish to receive cash for all of your shares of Aames Stock and do not wish to receive any Accredited common stock):
(number of shares)
Cash Election. The undersigned elects to receive cash for each share of Aames Stock indicated to the right.**
Insert the number of shares of Aames Stock for which you make a stock election (enter “0” if you wish to receive cash for all of your shares of Aames Stock and do not wish to receive any Accredited common stock):
(number of shares)

**	Note that the number of shares of Aames Stock for which a Cash Election or Stock Election may be made is subject to pro-ration as described in the Joint Proxy Statement and Prospectus.

SUBSTITUTE FORM W-9 See the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” below for help in completing this section.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

PART I — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. Please see the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more information.

Social Security Number or Employee Identification Number

Name (as shown on your income tax return) Business Name, if different from above Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other Address City State Zip Code

PART II — CERTIFICATION — Under penalties of perjury, I certify that:

1. The number shown on this form is my correct TIN;

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien).

You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been advised by the IRS that such backup withholding has been terminated.

FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF CASH MADE TO YOU.

Sign Here:	Signature: Date

2.	If the Merger Consideration (whether cash, Accredited common stock or both) is to be issued in the name of someone other than the name in Box A above, complete Box C: Special Issuance Instructions below:

BOX C

SPECIAL ISSUANCE INSTRUCTIONS

See Sections D-1, D-4, D-5 and D-6 of the Instructions to this Election form/Letter of

Transmittal for help in completing this section.

Issue the Merger Consideration (whether cash, Accredited common stock or both) to:

Name:
(Please Print)

Address:

(Including Zip Code)

(Taxpayer ID or Social Security Number)

3.	If the Merger Consideration (whether cash, Accredited common stock or both) should be sent to an address other than the address in Box A above, complete the Box D: Special Delivery Instructions below:

BOX D

SPECIAL DELIVERY INSTRUCTIONS

See Section D-6 of the Instructions to this Election form/Letter of Transmittal for help in completing this section.

Mail or deliver to:

Name:
(Please Print)

Address:

(Including Zip Code)
☐ Check here if this is a permanent address change.

4.	If you completed Box C or Box D above, please provide a Medallion Guarantee Stamp here:

5.	Carefully read the following:

By signing and delivering this election form, you agree to submit the stock certificates listed above representing shares of Aames Stock and understand you are making an election regarding the type of Merger Consideration that you wish to receive in exchange for your shares of Aames Stock (subject, in each case to the pro-ration provisions contained in the Merger Agreement and as described in the Joint Proxy Statement and Prospectus) as of the closing. Accredited uses a direct registration (book entry) program with respect to record ownership of Accredited common stock. Direct registration allows Accredited common stock to be owned, reported and transferred electronically without having a physical share certificate issued. Ownership of Accredited common stock is recorded in the name of the owner electronically on the books and records maintained for Accredited by its transfer agent, U.S. Stock Transfer Corporation. Direct registration is intended to alleviate problems relating to stolen, misplaced or lost share certificates and to reduce the paperwork relating to the transfer of ownership of Accredited common stock. Under direct registration, the voting, dividend and other rights and benefits of holders of Accredited common stock are the same as for the holders of stock certificates.

If you receive Accredited common stock in exchange for all or part of your Aames Stock, the total number of shares of Accredited common stock you will receive will be the product of the exchange ratio (initially 0.1030, and subject to adjustment as described in the Joint Proxy Statement and Prospectus) and the number of shares of Aames Stock specified by you in the stock election, taking into account the pro-ration provisions of the Merger Agreement. You will be issued the number of shares of Accredited common stock to which you are entitled and a cash payment (without interest, rounded to the nearest whole cent) for any shares of Aames Stock for which you did not receive Accredited common stock and for any fraction of a share of Accredited common stock that you would have otherwise been entitled to receive based on the average closing price of a share of Accredited common stock on the Nasdaq National Market for the five consecutive trading day period ending with and including the closing date of the Merger.

If you receive Accredited common stock, those shares will be credited to your direct registration (book entry) account. As soon as reasonably practicable following the crediting of such shares, you will receive an account statement from the Exchange Agent evidencing your share holdings, as well as general information on the book entry form of ownership through Accredited’s direct registration system. You are not required to maintain a book-entry account, and you may at any time obtain a physical stock certificate for all or a portion of any Accredited common stock you receive in the Merger at no cost to you. Instructions describing how you can obtain certificates for any Accredited common stock you receive in the Merger will be included with the account statement mailed to you.

You understand that if you make a Stock Election to receive shares of Accredited common stock for part or all of your shares of Aames Stock, the form of the Merger Consideration you actually receive may be adjusted as a result of the pro-ration provisions contained in the Merger Agreement. You understand that if the Stock Election is oversubscribed and you have made a Stock Election, the pro-ration procedures in the Merger Agreement will cause you to receive Cash Consideration for some of your shares of Aames Stock. You understand that if the Cash Election is oversubscribed and you have made a Cash Election, the pro-ration procedures in the Merger Agreement will cause you to receive Stock Consideration for some of your shares of Aames Stock. Pro-ration, if necessary, will affect the number of shares of Aames Stock or cash for which your election may be made. It will not affect the exchange ratio of shares of Accredited common stock on which the Cash Consideration and the Stock Consideration is based.

By signing and delivering this election form, you acknowledge that this election is subject to the terms, conditions and limitations set forth in (1) Joint Proxy Statement and Prospectus, (2) the Merger Agreement attached as Annex A to the Joint Proxy Statement and Prospectus and (3) the instructions that accompany this election form.

Unless otherwise requested above in Box C or Box D, by signing and delivering this election form, you agree that the Merger Consideration be issued in the name(s) and mailed to the address(es) set forth in Box A above.

If you have any questions, please refer to the contact information in Instruction D-9 below.

6.	Sign, exactly as the name appears on your Aames Stock certificate(s), as indicated in the box entitled Box E below:

By signing and delivering this election form, you hereby irrevocably constitute and appoint the Exchange Agent as your true and lawful attorney-in-fact with respect to the Aames Stock certificates submitted herewith with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such stock certificates on the account books maintained by the Exchange Agent and to deliver as your agent the Merger Consideration and other payments, if any, to which you are entitled upon surrender of such stock certificates. All authority herein conferred or agreed to be conferred shall survive your death or incapacity, and any of your obligations hereunder shall be binding upon your heirs, personal representatives, estates, successors and assigns. You hereby represent and warrant that you have full power and authority to submit the Aames Stock certificates submitted hereby, free and clear of all liens and encumbrances and not subject to any adverse claim, unless otherwise noted hereon. You will, upon request, execute and deliver any additional documents necessary or desirable to complete the exchange of such stock certificates for the Merger Consideration and other payments, if any.

BOX E
SIGN HERE:

(Signature(s) of Stockholder(s))

Date: , 2006

(Must be signed by the registered holder(s) exactly as the name(s) appear(s) on your Aames Stock certificates or by persons authorized to become registered holder(s) by such stock certificates and the documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction D-4.)

Name(s)

(Please Print)

Capacity (full title):

Address

(Include Zip Code)

Area Code and Telephone No. ( )

Tax Identification or Social Security No.

7.	Return this election form/letter of transmittal and your Aames Stock certificate(s) (unless you are delivering your shares of Aames Stock by book-entry) to the Exchange Agent in the accompanying envelope.

U.S. Stock Transfer Corporation will act as the Exchange Agent. This election form should be completed, signed and submitted, together with your Aames Stock certificate(s) (unless your shares are held in book entry form), to:

By Mail, Hand or Overnight Delivery

U.S. Stock Transfer Corporation

Attn: Transfer Department

1745 Gardena Avenue, Suite 200

Glendale, Ca 91204-2991

Deliveries made to an address other than any of the address shown above will not constitute a valid delivery and the Exchange Agent will not be responsible for any such deliveries.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Determining the proper identification number to give to the Exchange Agent.

Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give to the Exchange Agent. All “section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account	Give the NAME and SOCIAL SECURITY number of:	For this type of account:	Give the NAME and EMPLOYER IDENTIFICATION number of:
1. Individual	The individual	6. A valid trust, estate or pension trust	The legal entity (4)

2. Two or more individuals (joint account)	The actual owner of the account, or, if combined funds, the first individual on the account (1)	7. Corporate or LLC electing corporate status on Form 8832	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

4.a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9. Partnership or multi-member LLC	The partnership or LLC

b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	10. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or single-owner LLC	The owner (3)	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your social security number.
(4)	List first and circle the name of the legal trust, estate or pension trust (do not furnish the tax identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for a Social Security number, obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number, or Form SS-4, Application for Employer Identification Number, to apply for an employee identification number. You can apply for an employee identification number online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS web site at www.irs.gov.

Payees Exempt From Backup Withholding

Generally, individuals (including sole proprietors) are NOT exempt from backup withholding.

Exempt payees described below should file substitute Form W-9 to avoid possible erroneous backup withholding. File this form with the Exchange Agent, furnish your TIN, write “exempt” on the face of the form and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed form W-8BEN, certificate of foreign status of beneficial owner for United States tax withholding (or other appropriate Form W-8).

Payees specifically exempted from backup withholding include the following:

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b) (7) if the account satisfies the requirements of section 401(f) (2).

•	The United States or any of its agencies or instrumentalities. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584 (a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt From Backup Withholding

Dividends that generally are exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

Certain payments not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal non-tax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil and Criminal Penalties for False Information. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you will be subject to additional civil penalties. Willfully falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE

INTERNAL REVENUE SERVICE.

INSTRUCTIONS TO ELECTION FORM/LETTER OF TRANSMITTAL

You will not receive the Merger Consideration in exchange for your shares of Aames Stock until after the Merger is completed and the certificate(s) representing such shares (or a confirmation of a book-entry transfer of your shares of Aames Stock) are delivered to the Exchange Agent at the address set forth above, together with this election form and such documents as the Exchange Agent may require, and are processed by the Exchange Agent. No interest will accrue on any amounts due.

A.	Election Deadline and Changing or Revoking Your Election

1. Election Deadline. To be effective, an election on this election form must be properly completed, signed, delivered to and received by the Exchange Agent at the address set forth on page 8, no later than the Election Deadline. All elections will be irrevocable after 5:00 p.m., Eastern Daylight Time, on the Election Deadline. Aames stockholders whose election forms are not so received will not be entitled to specify their preference as to the form of Merger Consideration and Accredited will determine, in its sole discretion, which of your shares will be those with respect to which a Stock Election or Cash Election has been made.

2. Change or Revocation of Election. All elections will be irrevocable after 5:00 p.m., Eastern Daylight Time, on the Election Deadline. An Aames stockholder who has made an election may change that election at any time prior to the Election Deadline by contacting the Exchange Agent to receive instructions on how to withdraw the original election. The Exchange Agent will direct the Aames stockholder to submit a withdrawal request in writing by mail or facsimile. Upon receipt of the withdrawal request, the Exchange Agent will return the original election form and, if the Aames stockholder is the registered owner of the shares of Aames Stock, any stock certificates representing such shares that were submitted with the original election form. The Aames stockholder must then submit another properly completed election form. An Aames stockholder who has made an election through a broker must follow the directions received from that broker to change the original election. An Aames stockholder will be unable to change an election if these procedures are not fully completed prior to the Election Deadline.

3. Nullification of Election. All election forms will be void and of no effect if the Merger is not completed for any reason and any Aames Stock certificates submitted therewith shall be promptly returned.

B.	Elections

By properly completing Box B entitled “Election,” you may make a Stock Election or Cash Election with respect to none, some or all of your shares of Aames Stock.

C.	Reallocation and Proration Procedures

All elections are subject to the proration provisions contained in the Merger Agreement. A description of the proration procedures is set forth in Joint Proxy Statement and Prospectus under the sections of that document entitled “The Merger Agreement—Merger Consideration” and in Section 4.2 of the Merger Agreement. In connection with making any election, you should carefully read the information contained in the Joint Proxy Statement/Prospectus.

D.	General

1. Guarantee of Signatures. No signature guarantee on this election form is required if (a) this election form is signed by the registered holder of the Aames Stock certificate(s) surrendered herewith, unless such holder has completed Box E entitled “Special Issuance Instructions” on this election form, or (b) the Aames Stock certificate(s) are surrendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or any other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (collectively, “Eligible Institutions”). In all other cases, all signatures on this election form must be guaranteed by an Eligible Institution that is a member of the Medallion Signature Guarantee Program.

2. Delivery of Election form/Letter of Transmittal and Stock Certificates. Please do not send any of your Aames Stock certificates directly to Aames or Accredited. Your Aames Stock certificates, together with a properly completed and duly executed copy of this election form, and any other documents required by this election form, should be delivered to the Exchange Agent at the address set forth on page 8 of this election form.

The method of delivery of all documents is at your discretion and your own risk. If your Aames Stock certificates are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title to your Aames Stock certificates shall pass upon delivery of those stock certificates to the Exchange Agent.

All questions as to validity, form and eligibility of any surrender of any Aames Stock certificate hereunder will be determined by Accredited (which it may delegate in whole or in part to the Exchange Agent) and such determination shall be final and binding. Accredited reserves the right to waive any irregularities or defects in the surrender of any Aames Stock certificates, provided that surrender will not be deemed to have been made until all irregularities have been cured or waived.

3. Inadequate Space. If the space provided in this election form is inadequate, your Aames Stock certificate numbers and the number of shares of Aames Stock represented thereby should be listed on a separate schedule attached to this election form.

4. Signatures on Election Form, Stock Powers and Endorsements. If the registered holder of the Aames Stock certificates surrendered hereby signs this election form, the signature must correspond with the name(s) that is/are written on the face of such stock certificates without alteration, enlargement or any change whatsoever. If the Aames Stock certificates surrendered are owned of record by two or more joint owners, all owners must sign this election form.

If any shares of Aames Stock are registered in different names on several stock certificates, it will be necessary to complete, sign and submit as many separate election forms as there are different registrations of such stock certificates.

When this election form is signed by the registered owner(s) of the Aames Stock certificates listed and surrendered herewith, no endorsements of such stock certificates or separate stock powers are required. If this election form is signed by a person other than the registered owner of the Aames Stock certificates listed, such stock certificates must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such stock certificates or stock power(s) must be guaranteed by an Eligible Institution that is a member of a Medallion Signature Guarantee Program. See Instruction D-1.

If this election form or any Aames Stock certificate or stock power is signed by an executor, administrator, trustee, guardian, attorney, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and evidence satisfactory to the Exchange Agent of his or her authority to so act must be submitted. The Exchange Agent will not exchange any Aames Stock certificates until all instructions herein are complied with.

5. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the issuance of the Merger Consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to the Exchange Agent or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

6. Special Payment and Delivery Instructions. If the Merger Consideration to be received by the undersigned is to be issued in the name of a person other than the signer of this election form or if such Merger Consideration is to be sent to someone other than the holder of record, then Box C and/or Box D, as appropriate, should be completed.

7. Substitute Form W-9. Under U.S. federal income tax law, payments that may be made to an Aames stockholder surrendering stock certificates pursuant to the Merger may be subject to backup withholding at a rate of 28%. To prevent backup withholding on any payment made to a surrendering Aames stockholder pursuant to the Merger, a surrendering stockholder who is a U.S. person is required to notify the Exchange Agent of the surrendering stockholder’s current taxpayer identification number (“TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct, and that (i) the surrendering stockholder is exempt from backup withholding, (ii) the surrendering stockholder has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or (iii) after being so notified, the Internal Revenue Service has notified the surrendering stockholder that the stockholder is no longer subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, a surrendering stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to the surrendering stockholder with respect to stock certificates pursuant to the Merger may be subject to backup withholding (see below).

Each surrendering Aames stockholder who is a U.S. person is required to give the Exchange Agent the TIN (for example, a Social Security number or employer identification number) of the record holder of the stock certificate(s). If the stock certificates(s) are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

Certain surrendering stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, a surrendering stockholder who is a U.S. person and who is exempt from backup withholding should complete the Substitute Form W-9 by providing his, her or its correct TIN, signing and dating the form, and writing “Exempt” on the face of the form. A surrendering stockholder who is a foreign individual or a foreign entity should submit to the Exchange Agent a properly completed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or other appropriate Form W-8), instead of Form W-9, signed under penalty of perjury, attesting to the surrendering shareholder’s exempt status. Such forms can be obtained from the IRS web site at www.irs.gov. Aames stockholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the Exchange Agent is required to withhold 28% of any payments to be made to the surrendering stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.

8. Lost, Stolen or Destroyed Certificates. If any of your Aames Stock certificates have been lost, stolen or destroyed, you should notify Aames’s transfer agent, Mellon Investor Services (the “Aames Transfer Agent”), in writing immediately for instruction. The Aames Transfer Agent may require you to execute an affidavit and indemnity agreement, and possibly other documents, in connection with such lost or destroyed stock certificates and such other documents as it may request. The Aames Transfer Agent may require you to reimburse it for certain fees and expenses in connection with any shares of Aames Stock represented by lost, stolen or destroyed stock certificates. Please call the Aames Transfer Agent at (800)             -            (Toll Free) with any questions.

9. Information and Additional Copies. Information and additional copies of this election form may be obtained by writing to [                                                                         ].